Exhibit 10.8(a)

                                 PROMISSORY NOTE

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF KINGS         )
                                                 October   , 2004
$500,000

      FOR VALUE RECEIVED, Linea Aqua, LLC, a limited liability company, having an address at c/o 80 Barlow Drive, Brooklyn, NY 11234 ("Maker"), hereby covenants and promises to pay to Lorcom, Inc., a Delaware corporation, having an address at 8517 Fourth Avenue, 2nd Floor, Brooklyn, NY 11209 ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Five Hundred Thousand Dollars ($500,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of 8.5 percent per annum, on an actual day/360 day basis (i.e., interest for each day during which any of the principal indebtedness is outstanding shall be computed at the aforesaid rate divided by
360), which principal and interest shall be payable, interest only at the aforesaid rate in six month annual installments commencing on the first day of March 2005, and continuing on the first day of each succeeding September and March, until October 30, 2006, on which date all outstanding principal and accrued interest shall be due and payable.

MAKER COVENANTS AND AGREES WITH PAYEE AS FOLLOWS:

      1. Maker will pay the indebtedness evidenced by this Note as provided herein.

      2. This Note is secured by a security agreement of even date herewith (the "Security Agreement"), which Security Agreement is a lien upon the property which is more particularly described in the Security Agreement. All of the covenants, conditions and agreements contained in the Security Agreement expressly are incorporated by reference herein and hereby are made a part hereof. In the event of any conflict between the terms of this Note and the terms of the Security Agreement, the terms of the Security Agreement shall be paramount and shall govern.

      3. In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of ten percent per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by the holder of this Note would be contrary to the provisions of law applicable to the holder of this Note limiting the maximum rate of interest which may be charged or collected by the holder of this Note.
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      4. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of any installment of principal or interest hereunder.

      5. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten days prior written notice to Payee. The installment payments provided for herein shall continue without change after any such prepayment.

      6. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of dishonor of this Note. Maker and all guarantors, endorsers and sureties consent that Payee at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

      7. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by Federal Express courier or by the mailing of such notice or demand by certified or registered mail, return receipt requested, with postage prepaid, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change its address by like notice to the other party.

      8. Maker and Payee shall both be signatories to the main account which shall hold the proceeds of this transaction and a separate operating account shall be maintained in order to have sums in order to make day to day business expenditures.

      9. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

      IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

IN THE PRESENCE OF:

                                                     LINEA AQUA, LLC.


                                                     By /s/ Walter Mitsel
                                                     --------------------


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Acknowledgment for Linea Aqua, LLC.:
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STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF KINGS         )

      On the 24th day of October, 2004, before me, the undersigned notary public, personally appeared Walter Mitsel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and the by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Mark Khaskelzon
Notary Public-State of New York
Qualified in Kings County
Commission Expires 6/1/2008                 /s/ Mark Khaskelzon
                                            -------------------------
                                            Notary Public
                                            My commission expires on